SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[    ]	Preliminary Information Statement
	[    ]
	Confidential, for use
of the Commission
[ ? ]	Definitive Information Statement		only (as permitted by Rule
14c-5(d)(2))


AIR T, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):
	[ ? ]	No fee required.
	[    ]	Fee computed on table below per Exchange Act Rules 14c-5(g)
and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	_______________________________________________________________________

	(2)	Aggregate number of securities to which transaction applies:
	_______________________________________________________________________

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	_______________________________________________________________________

	(4)	Proposed maximum aggregate value of transaction:
	_______________________________________________________________________

	(5)	Total fee paid:
	_______________________________________________________________________

	[    ]	Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
		__________________________________________
	(2)	Form, Schedule or Registration Statement No.:
		__________________________________________
	(3)	Filing Party:
		__________________________________________
	(4)	Date Filed:
		__________________________________________








AIR T, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 16, 2003

To Our Stockholders:

	The annual meeting of stockholders of Air T, Inc. (the "Company") will be held at One Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina on Tuesday, September 16, 2003 at 10:00 a.m. local time, for the purpose of considering and acting on the following matters:

	1.	To elect ten directors to serve until their successors are
duly elected and qualified;

	2.	To ratify the appointment of Deloitte & Touche LLP as the
independent auditors of the Company for the current fiscal year; and

	3.	To transact such other business as may properly come before
the meeting, or any adjournment or adjournments thereof.

	Only stockholders of record as of the close of business on August 4, 2003 are entitled to notice of and to vote at the annual meeting and adjournments thereof.

	Because of the expense involved in collecting proxies, the Company is not soliciting proxies. Accordingly, to vote on matters that will be considered at the Annual Meeting you must either attend the meeting or deliver a valid proxy to a person who attends the meeting. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

	The annual report of the Company also accompanies this notice.

	By Order of the Board of Directors


	John J. Gioffre
	Secretary

August 20, 2003

[Intentionally left blank.]



































Air T, Inc.
3524 Airport Road
Maiden, North Carolina 28650
Telephone (704) 377-2109

INFORMATION STATEMENT

	This information statement is furnished to the stockholders of Air T, Inc. (hereinafter sometimes referred to as the "Company") by the Board of Directors in connection with the annual meeting of stockholders of the Company to be held on Tuesday, September 16, 2003 at 10:00 a.m. at One Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina. Action will be taken at the annual meeting for the election of directors, the ratification of the appointment of independent auditors, and any other business that properly comes before the meeting. As provided in the Company's bylaws, up to ten directors may be elected.

	Because of the expense involved in collecting proxies, the Company is not soliciting proxies. Accordingly, to vote on matters that will be considered at the Annual Meeting you must either attend the meeting or deliver a valid proxy to a person who attends the meeting. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

	This information statement is being mailed to stockholders on or about August 20, 2003. The Company's 2003 Annual Report to Stockholders accompanies this information statement.

VOTING SECURITIES

	Only stockholders of record at the close of business on August 4, 2003 will be entitled to vote at the annual meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the stockholders meeting is 2,726,320. The presence of a majority of the outstanding shares of the Company's Common Stock, par value $.25 per share (the "Common Stock"), represented in person or by proxy at the meeting will constitute a quorum. Directors will be elected by a plurality of the votes cast. Cumulative voting is not allowed. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. The ratification of independent auditors, and any other business coming before the meeting, requires the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote. On such matters, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on votes on these matters.

CERTAIN BENEFICIAL OWNERS

	The following table sets forth information regarding the beneficial ownership of shares of Common Stock (determined in accordance with Rule 13d-3 of the Securities and Exchange Commission) of the Company as of June 1, 2003 by each person that beneficially owns five percent or more of the shares of Common Stock. Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                                      Amount of
Title of                                         Beneficial Ownership   Percent
 Class     Name and Address of Beneficial Owner   as of June 1, 2003   Of Class

Common     Walter Clark and Caroline Clark,
Stock,     Executors(1)
par value  P.O. Box 488
$.25 per   Denver, North Carolina 28650            1,342,416(1)           48.4%
share
           William H. Simpson
           P.O. Box 488
           Denver, North Carolina 28650              271,180(2)            9.9%

(1)	Includes 1,279,272 shares controlled by such individuals as the executors of the estate of David Clark, 10,922 shares owned by Walter Clark, 50,000 shares purchasable by Walter Clark under options awarded by the Company and 2,222 shares owned by Caroline Clark.

(2)	Includes 1,200 shares held jointly with J. Hugh Bingham and 9,000 shares under options granted by the Company.

ELECTION OF DIRECTORS

	Under the Company's Certificate of Incorporation and bylaws, directors are elected at each annual meeting and hold office until their respective successors are elected and have qualified. All of the incumbent directors were elected by the stockholders at the last annual meeting. As provided in the Company's bylaws, up to ten directors may be elected.

DIRECTORS AND EXECUTIVE OFFICERS

J. Hugh Bingham, age 57, has served as President and Chief Operating
Officer of the Company since April 1997, as Senior Vice President of the Company from June 1990 until April 1997, as Executive Vice President from
June 1983 to June 1990, and as a director since March 1987. Mr. Bingham also serves as Chief Executive Officer and a director of Mountain Air Cargo, Inc. ("MAC"), as Chief Executive Officer of Mountain Aircraft Services, LLC ("MAS") and as an Executive Vice President and director of CSA Air, Inc. ("CSA").

Walter Clark, age 46, has served as Chairman of the Board of Directors of the Company and Chief Executive Officer since April 1997. Mr. Clark also serves as a director of MAC and CSA. Mr. Clark was elected a director of the Company in April 1996. Mr. Clark was self-employed in the real estate development business from 1985 until April 1997.

John J. Gioffre, age 59, has served as Vice President-Finance and Chief Financial Officer of the Company since April 1984 and as Secretary/Treasurer of the Company since June 1983. He has served as a director of the Company since March 1987. Mr. Gioffre also serves as Vice-President, Secretary/Treasurer and a director of MAC and CSA, and as Vice President-Finance, Treasurer and Secretary of MAS.

J. Leonard Martin, age 66, was elected a director in August 1994 and joined the Company as a Vice President in April 1997. He served as Chief Executive Officer of Global Ground Support, LLC ("Global") from August 1997 until January 2001. From June 1995 until April 1997, Mr. Martin was an independent aviation consultant. From April 1994 to June 1995, Mr. Martin has served as Chief Operating Officer of Musgrave Machine & Tool, Inc., a machining company. From January 1989 to April 1994, Mr. Martin served as a consultant to the North Carolina Air Cargo Authority in connection with the establishment of the Global TransPark air cargo facility in Kinston, North Carolina. From 1955 through 1988, Mr. Martin was employed by Piedmont Airlines (a commercial passenger airline) in various capacities, ultimately serving as Senior Vice President-Passenger Services.

William H. Simpson, age 55, has served as Executive Vice President of the Company since June 1990, as Vice President from June 1983 to June 1990, and as a director of the Company since June 20, 1985. Mr. Simpson is also the President and a director of MAC, the Chief Executive Officer and a director of CSA and an Executive Vice President of MAS.

Claude S. Abernethy, Jr., age 76, was elected as director of the Company in June 1990. For the past five years, Mr. Abernethy has served as a Senior Vice President of IJL Wachovia (a division of Wachovia Securities, Inc.), a securities brokerage and investment banking firm, and its predecessor. Mr. Abernethy is also a director of Carolina Mills, Inc. and Wellco Enterprises, Inc.

Sam Chesnutt, age 69, was elected a director of the Company in August
1994. Mr. Chesnutt serves as President of Sam Chesnutt and Associates, an agribusiness consulting firm. From November 1988 to December 1994, Mr. Chesnutt served as Executive Vice President of AgriGeneral Company, L.P., an agribusiness firm.

Allison T. Clark, age 47, has served as a director of the Company since May 1997. Mr. Clark has been self-employed in the real estate development business since 1987.

Herman A. Moore, age 73, was elected a director of the Company in June 1998. Mr. Moore is the president of Herman A. Moore & Assoc., Inc., a real estate development company.

George C. Prill, age 80, has served as a director of the Company since
June 1982, as Chief Executive Officer and Chairman of the Board of Directors from August 1982 until June 1983, and as President from August 1982 until spring 1984. Mr. Prill has served as an Editorial Director for General Publications, Inc., a publisher of magazines devoted to the air transportation industry, from November 1992 until 2001. From 1979 to 1990, Mr. Prill served as President of George C. Prill & Associates, Inc., of Charlottesville,

Virginia, which performed consulting services for the aerospace and airline industry. Mr. Prill has served as President of Lockheed International Company, as Assistant Administrator of the FAA, as a Senior Vice President of the National Aeronautic Association and Chairman of the Aerospace Industry Trade Advisory Committee.

The officers of the Company and its subsidiaries each serve at the pleasure of the Board of Directors. Allison Clark and Walter Clark are brothers.

Each director receives a director's fee of $500 per month and an attendance fee of $500 is paid to outside directors for each meeting of the board of directors or a committee thereof. Pursuant to the Company's 1998 Omnibus Securities Award Plan (the "Plan") each director who is not an employee of the Company received an option to purchase 1,000 shares of Common Stock at an exercise price of $6.375 per share (the closing bid price per share on the date of stockholder approval of the Plan.) The Plan provides for a similar option award to any director first elected to the board after the date the stockholders approved the Plan. Such options expire ten years after the date they were granted.

	The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee consists of Messrs. Abernethy, Chesnutt and Moore each of whom is not an employee of the Company and otherwise is considered to be an independent director under NASDAQ rules. The Audit Committee met five times during the fiscal year. On May 18, 2000, the Board of Directors adopted a charter for the Audit Committee. The Charter was re-approved by the Board of Directors on June 20, 2002. A copy of the Charter was included the Information Statement for the 2001 Annual Meeting of Shareholders and will be provided to stockholders upon written request. The principal functions of the Audit Committee, included in the charter, are to recommend to the Board of Directors the firm of independent auditors to serve the Company each fiscal year, to review the scope, fees and results of the audit performed by the independent auditors and to review the adequacy of the Company's system of internal accounting controls and the scope and results of internal auditing procedures, to meet at least quarterly to review the Company's financial results with management and the independent auditors prior to the release of quarterly financial information, and to prepare and issue to the Board of Directors annually a summary report suitable for submission to the stockholders. A copy of the Audit Committee's report for the fiscal year ended March 31, 2003 is included in this Information Statement. The Company has certified to NASDAQ the Company's compliance with NASDAQ's audit committee charter requirements and compliance with the new audit committee structure and composition requirements.

	The Compensation Committee consists of Messrs. Abernethy, Chesnutt and Prill, all of whom are non-employee directors. The functions of the Compensation Committee include establishing policies for the compensation of the Company's executive officers and determining the types and amounts of remuneration to be paid to the Company's executive officers. The
Compensation Committee did not meet during the fiscal year.

	The Board of Directors does not have a nominating committee.


      During the fiscal year ended March 31, 2003, the Board of Directors met seven times. Each of the directors attended at least 75 percent of the total of the meetings of the Board of Directors and committees thereof on which such director served during such period, except that J. Leonard Martin missed two of the seven meetings of the Board of Directors.

	The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company by each director of the Company and by all directors and executive officers of the Company as a group as of June 1, 2003. Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.


SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                             Shares and Percent of Common Stock
                                          Beneficially Owned as of June 1, 2003
Name                         Position with Company      No. of Shares
Percent
J. Hugh Bingham              President, Chief
                             Operating Officer,
                             Director                     119,680(1)(2)    4.3%

Walter Clark                 Chairman of the Board
                             Of Directors and Chief
                             Executive Officer          1,340,194(2)      48.3%

John J. Gioffre              Vice President-Finance,
                             Chief Financial Officer,
                             Secretary and Treasurer,
                             Director                      57,580          2.1%

J. Leonard Martin            Vice President, Director         100(3)        *

William H. Simpson           Executive Vice President,
                             Director                     271,180(1)(4)    9.9%

Claude S. Abernethy, Jr.     Director                      44,011(5)(6)    1.6%

Sam Chesnutt                 Director                      12,100(5)        *

Allison T. Clark             Director                       3,222(5)        *

Herman A. Moore              Director                       1,000(5)        *

George C. Prill              Director                      46,966(5)       1.7%

All directors and
executive officers
as a group (11
persons)                     N/A                        1,894,833(7)      67.9%


__________________________________________

*	Less than one percent.
(1)	Includes 1,200 shares jointly held by Messrs. Simpson and Bingham.
(2)	Includes 1,279,272 shares held by the estate of David Clark, of which
      Mr. Walter Clark is a co-executor and 50,000 shares under options granted by the Company to Mr. Walter Clark.
(3)	Such 100 shares are held by Mr. Martin's spouse of which shares Mr.
      Martin disclaims beneficial ownership.
(4)	Includes 9,000 shares under options granted by the Company to Mr.
      Simpson.
(5)	Includes 1,000 shares under options granted by the Company.
(6)	Includes 20,400 shares held by the Estate of Raenelle B. Abernethy, of which Mr. Abernethy is the executor.
(7)	Includes an aggregate of 64,000 shares of Common Stock members of such group have the right to acquire within 60 days.

EXECUTIVE COMPENSATION

The following table sets forth a summary of the compensation paid during each of the three most recent fiscal years to the Company's Chief Executive Officer and to the four other executive officers on March 31, 2003 with total compensation of $100,000 or more.

SUMMARY COMPENSATION TABLE

                                                      Annual Compensation
Name and Principal Position             Year        Salary ($)(1)   Bonus ($)

Walter Clark                            2003          99,001            -
Chief Executive Officer                 2002         111,522          52,140
                                        2001         125,732          46,900

J. Hugh Bingham                         2003         191,335            -
President                               2002         193,304          52,564
                                        2001         193,004          46,900

John J. Gioffre                         2003         120,767            -
Vice President                          2002         122,058          39,880
                                        2001         121,788          35,175

J. Leonard Martin                       2003         121,214            -
Vice President                          2002         122,659          59,900
                                        2001         122,673          24,880

William H. Simpson                      2003         193,705            -
Executive Vice President                2002         195,364          52,140
                                        2001         194,803          46,900


(1)	Includes perquisites in aggregate amount no greater than ten percent of the officer's base salary plus bonus.

The following table sets forth, the number of shares of Common Stock underlying unexercised options at March 31, 2003 held by each of the executive officers listed in the Summary Compensation Table. The table also includes the value of such options at March 31, 2003 based upon the closing bid price of the Company's Common Stock in the over-the-counter market on that date ($1.41 per share) and the exercise price of the options. None of the executive officers listed in this table exercised any options in fiscal 2003.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

                          Number of Securities         Value of Unexercised
                         Underlying Unexercised        In-the-Money Options
                          Options at FY-End (#)            at FY-End ($)
Name                  Exercisable  Unexercisable    Exercisable  Unexercisable

Walter Clark            50,000          -                -            -

J.Hugh Bingham            -             -                -            -

John J. Gioffre           -             -                -            -

J. Leonard Martin         -             -                -            -

William H. Simpson       9,000          -                -            -

EMPLOYMENT AGREEMENTS

     Effective January 1, 1996, the Company and each of its subsidiaries entered into employment agreements with J. Hugh Bingham, John J. Gioffre and William H. Simpson, each of substantially similar form. Each of such employment agreements provides for an annual base salary ($130,000, $103,443 and $165,537 for Messrs. Bingham, Gioffre and Simpson, respectively), which may be increased upon annual review by the Compensation Committee of the Company's Board of Directors. In addition, each such agreement provides for the payment of annual incentive bonus compensation equal to a percentage (2.0%, 1.5% and 2.0% for Messrs. Bingham, Gioffre and Simpson, respectively) of the Company's consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K. Payment of such bonus is to be made within 15 days after the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission.

     The initial term of each such employment agreement expired on March 31, 1999, and the term is automatically extended for additional one-year terms unless either such executive officer or the Company's Board of Directors gives notice to terminate automatic extensions, which must be given by December 1 of each year (commencing with December 1, 1996).

     Each such agreement provides that upon the executive officer's retirement, he shall be entitled to receive an annual benefit equal $75,000 ($60,000 for Mr. Gioffre), reduced by three percent for each full year that the termination of his employment precedes the date he reaches age 65. The retirement benefits under such agreements may be paid at the executive officer's election in the form of a single life annuity or a joint and survivor annuity or a life annuity with a ten-year period certain. In addition, such executive officer may elect to receive the entire retirement benefit in a lump sum payment equal to the present value of the benefit based on standard insurance annuity mortality tables and an interest rate equal to the 90-day average of the yield on ten-year U.S. Treasury Notes.

     Retirement benefits shall be paid commencing on such executive officer's 65th birthday, provided that such executive officer may elect to receive benefits on the later of his 62nd birthday, in which case benefits will be reduced as described above, or the date on which his employment terminates, provided that notice of his termination of employment is given at least one year prior to the termination of employment. Any retirement benefits due under the employment agreement shall be offset by any other retirement benefits that such executive officer receives under any plan maintained by the Company. In the event such executive officer becomes totally disabled prior to retirement, he will be entitled to receive retirement benefits calculated as described above.

     In the event of such executive officer's death before retirement, the agreement provides that the Company shall be required to pay an annual death benefit to such officer's estate equal to the single life annuity benefit such executive officer would have received if he had terminated employment on the later of his 65th birthday or the date of his death, payable over ten years; provided that such amount would be reduced by five percent for each year such executive officer's death occurs prior to age 65, but in no event more than 50 percent.

     Each of the employment agreements provides that if the Company terminates such executive officer's employment other than for "cause" (as defined in the agreement), such executive officer be entitled to receive a lump sum cash payment equal to the amount of base salary payable for the remaining term of the agreement (at the then current rate) plus one-half of the maximum incentive bonus compensation that would be payable if such executive officer continued employment through the date of the expiration of the agreement(assuming for such purposes that the amount of incentive bonus compensation would be the same in each of the years remaining under the agreement as was paid for the most recent year prior to termination of employment). Each of the agreements further provides that if any payment on termination of employment would not be deductible by the Company under Section 280G(b)(2) of the Internal Revenue Code, the amount of such payment would be reduced to the largest amount that would be fully deductible by the Company.

CERTAIN TRANSACTIONS

     The Company leases its corporate and operating facilities at the Little Mountain, North Carolina airport from Little Mountain Airport Associates, Inc. ("Airport Associates"), a corporation whose stock is owned by J. Hugh Bingham, William H. Simpson, John J. Gioffre, the estate of David Clark and three unaffiliated third parties. Walter Clark and Allison Clark are beneficiaries of the estate of David Clark, and Walter Clark is a co-executor of the estate. On May 31, 2001, the Company renewed its lease for this facility, scheduled to expire on that date, for an additional five-year term, and adjusted the rent to account for increases in the consumer price index. Upon the renewal, the monthly rental payment was increased from $8,073 to $9,155. The Company paid aggregate rental payments of $109,860 to Airport Associates pursuant to such lease during the fiscal year ended March 31, 2003. In May 2003, the Company leased additional office space from Airport Associates under terms similar to the above lease at a monthly rental payment of $2,100. The Company believes that the terms of such leases are no less favorable to the Company than would be available from an independent third party.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

	The Compensation Committee of the Board of Directors is charged with establishing the compensation paid to the Company's executive officers, including the individuals named in the Summary Compensation Table.

Executive Officer Compensation

	The Compensation Committee has historically sought to establish compensation policies that provide appropriate rewards to the Company's executive officers commensurate with their service with the Company and to provide incentives for superior performance. As described elsewhere in this information statement, certain of the Company's executive officers are parties to employment agreements, which specify an annual salary rate, which may be increased upon annual review by the Compensation Committee, and annual incentive bonus compensation based on the amount of the Company's consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K. The Compensation Committee has not met during the last two fiscal years. During this period, the Compensation Committee has not made any adjustment in the salary paid to the Company's executive officers, including the executive officers who are parties to these agreements.

     The Company has historically provided for an annual cash bonus to its executive officers equal to an established percentage of the Company's earnings before income taxes and extraordinary items. Potential bonus compensation permits a substantial portion of compensation of executive officers to be tied directly to the Company's overall financial performance. Because of the Company's reported loss for its 2003 fiscal year, no bonuses will be paid to executive officers for that fiscal year.

	The Company maintains its 1998 Omnibus Securities Award Plan, which permits the Company, by action of the Compensation Committee, to grant equity-based incentive compensation awards to its employees, including its executive officers. The Compensation Committee last granted awards under this plan in the 2000 fiscal year. In the 2000 fiscal year, the Company awarded 9,000 options to the Executive Vice President and 50,000 options to the Chief Executive Officer. These options expire five and ten years, respectively, after they were awarded. The options awarded to the Chief Executive Officer were fully exercisable on the date of grant, while the options awarded to the Executive Vice President became exercisable on the date of grant with respect to one half of the shares, and exercisable with respect to the remaining half one year after the date of grant. At March 31, 2003, these grants were the only options awarded to executive officers that remained outstanding.

     The Compensation Committee has not determined whether any stock options or other equity-based performance compensation may be awarded in the future.

Compensation of Chief Executive Officer

	The Committee established Mr. Walter Clark's annual salary at $120,000 in January 1998 and has not adjusted his salary since that time. In setting Mr. Clark's salary at that time, the Committee deferred in part to Mr. Clark's request that his compensation be kept relatively low. In setting Mr. Clark's salary, the Compensation Committee used its subjective evaluation of Mr. Clark's performance and responsibilities, the Company's overall performance and his request that his compensation be relatively low. During the fourth quarter of the fiscal year ended March 31, 2002, Mr. Clark unilaterally reduced his annual salary to $96,000. As noted above, no bonus payments were made to Mr. Clark with respect to the most recent fiscal year in light of the Company's reported loss for that period. No options were awarded in the most recent fiscal year to Mr. Clark in light of awards that had been made in prior years.

Compensation Committee
CLAUDE S. ABERNETHY, JR.        SAM CHESNUTT              GEORGE C. PRILL


COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

	The following graph compares the Company's cumulative total shareholder return at the end of the five most recent fiscal years, assuming an investment on March 31, 1998 of $100 in Common Stock and reinvestment of all dividends in Common Stock, along with the cumulative total returns determined on the same basis of a broad-based equity market index -- The Center for Research in Securities Prices (CRSP) Total Return Index for the Nasdaq Stock Market (U.S. Companies) -- and a peer index - the CRSP Nasdaq Trucking & Transportation Index.

                                         March 31,
                              1998    1999    2000    2001    2002    2003
Company                       100.0    27.2    26.6    33.2    28.2    11.8
Nasdaq                        100.0   135.1   251.0   100.6   101.3    74.4
Nasdaq Trucking &
Transportation                100.0    78.7    87.3    67.0    92.9    82.2

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, based solely on review of the copies of Reports under Section 16(a) of the Securities Exchange Act of 1934 that have Been furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2003 all executive officers, directors and greater than ten-percent beneficial owners have complied with all applicable Section 16(a) filing requirements.


RATIFICATION OF INDEPENDENT AUDITORS
	The Board of Directors recommends that the stockholders ratify the appointment of Deloitte & Touche LLP to serve as the independent auditors for the Company and its subsidiary corporations for the fiscal year ending March 31, 2003. This firm has served as the independent auditors for the Company since 1983. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions.

Report of the Audit Committee

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements as of and for the year ended March 31, 2003. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditor's independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
CLAUDE S. ABERNETHY, JR.        SAM CHESNUTT       HERMAN A. MOORE

Audit Fees

     Aggregate fees estimated to be billed by Deloitte & Touche LLP for its audit of the Company's annual financial statements and the review of quarterly financial statements for fiscal year 2003 are $115,000, of which $35,699 were billed during the fiscal year.

Financial Information Systems Design and Implementation Fees

Deloitte & Touche LLP did not render any services related to financial information systems design and implementation for the fiscal year ended March 31, 2003.


All Other Fees

     Aggregate fees billed for all other services rendered by Deloitte & Touche LLP for the fiscal year ended March 31, 2003 were $44,000.

ADDITIONAL INFORMATION

	THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF THE COMPANY, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES ENTITLED TO BE VOTED AT THE MEETING, IF SOLICITED BY WRITTEN REQUEST, A COPY OF THE COMPANY'S 2003 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO AIR T, INC., 3524 AIRPORT ROAD, MAIDEN, NORTH CAROLINA 28650, ATTENTION:
MR. JOHN J. GIOFFRE, SECRETARY.

OTHER MATTERS

	The Board of Directors knows of no other matters that may be presented at the meeting.


[Intentionally left blank.]






AIR T, INC.




NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 16, 2003
AND
INFORMATION STATEMENT












AUGUST 20, 2003










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